EXHIBIT 3

                               As of June 27, 1996


Blackstone Capital Partners II
  Merchant Banking Fund L.P.

Blackstone Offshore Capital
  Partners II L.P.

Blackstone Family Investment
  Partnership II L.P.

Gentlemen:

     Reference is hereby made to that certain Agreement dated as of October 27, 1994 (the "Agreement") by and among each of you, Matthew Oristano, Victor Oristano and People's Choice TV Corp. ("PCTV").

     This letter is delivered to you by the undersigned stockholders of Alda Communications Corp. ("Alda CC") in confirmation of our agreements as follows:

     1. Effective upon consummation of the merger of Alda CC with and into PCTV, with PCTV as the surviving corporation (the "Merger"), each of the undersigned stockholders of Alda CC joins in and becomes a party to the Agreement as an "Oristano" thereunder for all purposes thereof as fully as if each of the undersigned stockholders had been an "Oristano" as an original signatory thereto.

     2. The undersigned stockholders of Alda CC jointly and severally represent and warrant to you that, in the aggregate, they own of record, immediately prior to consummation of the Merger, all of the issued and outstanding shares of capital stock of Alda CC.

     3. Notwithstanding the changes to the Agreement provided in paragraph 1 above, the parties hereto agree that the provisions contained in Exhibit B to the Agreement ("Exceptions to Transfer Restrictions") shall not be altered hereby to permit transfers of PCTV's common stock in excess of the aggregate limitations contained in such Exhibit B prior to the execution and delivery of this instrument.

     This letter may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                 Very truly yours,

                                 /s/ Victor Oristano
                                 -------------------------------
                                 Victor Oristano

                                 /s/ Matthew Oristano
                                 -------------------------------
                                 Matthew Oristano

                                 /s/ Mark Oristano
                                 -------------------------------
                                 Mark Oristano

                                 /s/ Michael Oristano
                                 -------------------------------
                                 Michael Oristano



                                 Trust dated May 3, 1983 f/b/o Kelly Robert
                                 Oristano

                                 By: /s/ Matthew Oristano
                                     -------------------------------
                                     Matthew Oristano, Trustee

                                 By: /s/ Mark Oristano
                                     -------------------------------
                                     Mark Oristano, Trustee

                                 By: /s/ Michael Oristano
                                     -------------------------------
                                     Michael Oristano, Trustee

                             [Signatures Continued]

                                Trust dated May 3, 1983 f/b/o Stacy Joan
                                Oristano

                                By: /s/ Matthew Oristano
                                    -------------------------------
                                    Matthew Oristano, Trustee

                                By: /s/ Mark Oristano
                                    -------------------------------
                                    Mark Oristano, Trustee

                                By: /s/ Michael Oristano
                                    -------------------------------
                                    Michael Oristano, Trustee


                                Joan and Victor Oristano Irrevocable Gifting
                                Trust under Agreement dated December 28, 1995

                                By: /s/ John R. Musicaro
                                    -------------------------------
                                    John R. Musicaro, Jr., Trustee

                                Marital Trust under Article III.B.1 of the Joan
                                M. Oristano Revocable Trust under
                                Agreement dated March 1, 1996

                                By: /s/ Matthew Oristano
                                    -------------------------------
                                    Matthew Oristano, Trustee

                                By: /s/ Victor Oristano
                                    -------------------------------
                                    Victor Oristano, Trustee